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                                  May 9, 2000


Laser Photonics, Inc.
2431 Impala Drive
Carlsbad, California 92008

                            RE: LASER PHOTONICS, INC.

Gentlemen:

     We have acted as counsel for Laser Photonics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement"). The Registration Statement relates to the offer and sale by the selling stockholders named in the Registration Statement (the "Selling Stockholders"), of up to 9,872,575 shares (the "Shares") of common stock, par value $0.01, of the Company.

     In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary. In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below.

     We assume for purposes of this opinion that the Shares, which are issuable upon exercise of the Warrants and Options (as such terms are defined in the Registration Statement) of the Company will be issued in compliance with the Company's Certificate of Incorporation.

     We are opining herein only as to the effect of the federal laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of the State of Delaware, any other laws, including without limitation, any matters of municipal law or the laws of any other local agencies within the State of Delaware.

     Based upon the foregoing, it is our opinion that the Shares, when sold by the Selling Stockholders in the manner contemplated by the Prospectus, which forms a part of the Registration


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Laser Photonics, Inc.
May 9, 2000
Page 2


Statement, and in conformity with the Certificate of Incorporation of the Company, as amended and restated and in effect as of the date hereof, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement and the Prospectus. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                 Very truly yours,

                                 /s/ Matthias & Berg LLP

                                 MATTHIAS & BERG LLP